Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-122530, File No. 333-132219 and File No. 333-140538 filed with the Securities and Exchange Commission on February 4, 2005, March 6, 2006 and February 9, 2007, respectively) of our Report dated June 15, 2007, relating to the financial statements of KongZhong Corporation, appearing in this annual report of KongZhong Corporation on Form 20-F for the year ended December 31, 2006.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
June 18, 2007